Exhibit 99.1

Limestone Bancorp Reports Net Income of $2.4 million, or $0.33 per Diluted Share for the 3rd Quarter of 2018

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 23, 2018--Limestone Bancorp, Inc. (NASDAQ: LMST) (“the Company”), parent company of Limestone Bank (“the Bank”), today reported unaudited results for the third quarter of 2018. Net income for the third quarter of 2018 was $2.4 million, or $0.33 per basic and diluted common share, compared with $1.8 million, or $0.29 per basic and diluted share, for the third quarter of 2017. Net income for the nine months ended September 30, 2018, was $6.4 million, or $0.90 per diluted common share, compared with net income of $5.2 million, or $0.83 per diluted share, for the nine months ended September 30, 2017.

Net income before taxes was $3.0 million and $7.8 million for the third quarter of 2018 and for the first nine months of 2018, respectively compared to $1.8 million and $5.2 million for the third quarter and first nine months of 2017, respectively. Income tax expense was $604,000 and $1.4 million for the third quarter of 2018 and for the first nine months of 2018, respectively. The Company did not have income tax expense in 2017 as its deferred tax assets were subject to a full valuation allowance during the first nine months of 2017. The valuation allowance was fully reversed in the fourth quarter of 2017.

Net Interest Income – Net interest income increased to $8.4 million for the third quarter of 2018, compared with $7.8 million in the third quarter of 2017. Average loans increased to $748.4 million for the third quarter of 2018, compared with $669.6 million in the third quarter of 2017. Net interest margin increased to 3.45% in the third quarter of 2018, compared with 3.44% in the third quarter of 2017 reflecting higher interest rates on interest earning assets, net of the impact of the rise in funding costs.

The yield on earning assets increased to 4.56% in the third quarter of 2018, compared to 4.16% in the third quarter of 2017 and cost of interest bearing liabilities was 1.32% in the third quarter of 2018, compared to 0.85% in the third quarter of 2017.

On a sequential quarter basis, interest expense was under pressure due to the rising interest rate environment and the competition for deposits. Third quarter 2018 net interest income increased $38,000, or 0.5% from the second quarter of 2018, while net interest margin declined 12 basis points to 3.45% for the third quarter of 2018 from 3.57% for the second quarter of 2018. Yields on earning assets increased to 4.56% for the third quarter of 2018 from 4.51% for the second quarter of 2018 and the cost of interest bearing liabilities increased to 1.32% for the third quarter of 2018 from 1.13% for the second quarter of 2018. As of September 30, 2018, the Bank’s twelve-month interest bearing deposit beta was 50% of the movement in the Federal Reserve’s target federal funds rate, which increased 100 basis points over the same period.

Net interest income increased to $25.0 million for the first nine months of 2018, compared with $23.1 million in the first nine months of 2017. Average loans increased to $735.9 million for the first nine months of 2018, compared with $658.0 million in the first nine months of 2017. Net interest margin increased to 3.55% in the first nine months of 2018, compared with 3.47% in the first nine months of 2017.

The yield on earning assets increased to 4.51% in the first nine months of 2018, compared to 4.17% in the first nine months of 2017 and cost of interest bearing liabilities was 1.14% in the first nine months of 2018, compared to 0.81% in the first nine months of 2017.

Provision and Allowance for Loan Losses – Because of continuing improvement in asset quality, the level of net loan recoveries during the period, and management’s assessment of risk in the loan portfolio, a negative provision for loan losses of $350,000 and $500,000 was recorded for the third quarter 2018 and the first nine months of 2018, respectively, compared to no provision in the third quarter or first nine months of 2017.

The allowance for loan losses to total loans was 1.14% at September 30, 2018, compared to 1.15% at June 30, 2018, and 1.32% at September 30, 2017. The reduced level of the allowance in 2018, compared to 2017 was primarily driven by declining charge-off levels and improving trends in credit quality. Net loan recoveries were $404,000 and $932,000, respectively, for the three and nine months ended September 30, 2018, compared to net loan recoveries of $92,000 and $10,000, respectively, for the three and nine months ended September 30, 2017.

Non-performing Assets – Non-performing assets, which include loans on nonaccrual, accruing troubled debt restructurings, loans past due 90 days and still accruing, and other real estate owned (“OREO”), decreased to $7.4 million, or 0.70% of total assets at September 30, 2018, compared with $8.6 million, or 0.83% of total assets at June 30, 2018, and $13.3 million, or 1.38% of total assets at September 30, 2017. Non-performing loans decreased to $3.6 million, or 0.48% of total loans at September 30, 2018, compared with $4.1 million, or 0.55% of total loans at June 30, 2018, and from $7.0 million, or 1.02% of total loans at September 30, 2017. The decrease from the previous quarter was primarily driven by $816,000 in principal payments received on nonaccrual loans, partially offset by $470,000 in loans placed on non-accrual during the period.

OREO at September 30, 2018, decreased to $3.8 million, compared with $4.5 million at June 30, 2018, and decreased compared to $6.3 million at September 30, 2017. The Company did not acquire any new OREO and sold $522,000 in OREO during the third quarter of 2018. Fair value write-downs arising from lower marketing prices totaled $260,000 in the third quarter of 2018, compared with write-downs of $98,000 in the third quarter of 2017.

Non-interest Income and Expense – Non-interest income for the third quarter of 2018 increased $185,000 to $1.5 million, compared with $1.3 million for the third quarter of 2017. The increase from the third quarter of 2017 was due to increases in service charges on deposit accounts as well as the sale of the Bank’s fully amortized secondary market residential mortgage servicing rights portfolio during the third quarter of 2018, which resulted in a one-time gain of approximately $150,000. The gain on sale is included in other non-interest income. The Bank no longer sells residential mortgages on a servicing retained basis to the secondary market.

Non-interest expense decreased $87,000 to $7.2 million for the third quarter of 2018, compared with $7.3 million for the third quarter of 2017. The decrease from the third quarter of 2017 was primarily due to a decrease in FDIC insurance expense of $238,000 attributable to the Bank’s improved risk profile, a $105,000 decrease in marketing expenses, and a $119,000 decrease in other non-interest expense, which was partially offset by an increase in salaries and employee benefits of $210,000 and an increase in OREO expense of $160,000, due primarily to increased fair value write-downs as compared to the third quarter of 2017.

Capital – At September 30, 2018, the Bank’s Tier 1 leverage ratio was 9.51%, compared with 9.37% at June 30, 2018, and its Total risk-based capital ratio was 12.60% at September 30, 2018, compared with 12.26% at June 30, 2018. At September 30, 2018, the Bank’s Common equity Tier I risk-based capital ratio was 11.56%, compared with 11.23% at June 30, 2018. At September 30, 2018, the Company’s Tier 1 leverage ratio was 8.91%, compared with 8.70% at June 30, 2018, and its Total risk-based capital ratio was 12.07%, compared with 11.76% at June 30, 2018. At September 30, 2018, the Company’s Common equity Tier I risk-based capital ratio was 9.21%, compared with 8.92% at June 30, 2018.

About Limestone Bancorp, Inc.

Limestone Bancorp, Inc. (NASDAQ: LMST) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary Limestone Bank. The Bank’s markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. The Bank serves southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. The Bank also has a banking center in Lexington, Kentucky, the second largest city in the state. Limestone Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Limestone Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2017.

Additional Information

Unaudited supplemental financial information for the third quarter ending September 30, 2018, follows.

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Nine	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	9/30/18	9/30/17	9/30/18	9/30/17

Income Statement Data
Interest income	$11,120	$9,446	$31,720	$27,805
Interest expense	2,708	1,659	6,753	4,689
Net interest income	8,412	7,787	24,967	23,116
Provision (negative provision) for loan losses	(350)	—	(500)	—
Net interest income after provision	8,762	7,787	25,467	23,116

Service charges on deposit accounts	608	568	1,767	1,617
Bank card interchange fees	411	387	1,258	1,118
Bank owned life insurance income	100	103	337	309
Gain (loss) on sales and calls of securities, net	—	—	(6)	(5)
Other	390	266	751	723
Non-interest income	1,509	1,324	4,107	3,762

Salaries & employee benefits	3,893	3,683	11,566	11,433
Occupancy and equipment	896	836	2,671	2,501
Professional fees	186	232	613	776
Marketing expense	259	364	867	880
FDIC insurance	118	356	439	1,055
Data processing expense	281	321	912	931
State franchise and deposit tax	282	225	846	675
Deposit account related expense	213	222	653	646
Other real estate owned expense	271	111	590	92
Litigation and loan collection expense	61	78	162	121
Other	770	889	2,485	2,585
Non-interest expense	7,230	7,317	21,804	21,695

Income before income taxes	3,041	1,794	7,770	5,183
Income tax expense	604	—	1,416	—
Net income	2,437	1,794	6,354	5,183

Weighted average shares – Basic	7,455,316	6,259,864	7,059,472	6,245,418
Weighted average shares – Diluted	7,455,316	6,259,864	7,059,472	6,245,418

Basic earnings per common share	$0.33	$0.29	$0.90	$0.83
Diluted earnings per common share	$0.33	$0.29	$0.90	$0.83
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Nine	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	9/30/18	9/30/17	9/30/18	9/30/17

Average Balance Sheet Data
Assets	$1,037,636	$951,687	$1,012,862	$943,813
Loans	748,444	669,592	735,874	657,980
Earning assets	968,876	907,723	942,748	899,859
Deposits	869,707	870,623	849,181	864,835
Long-term debt and advances	74,994	36,046	75,092	33,921
Interest bearing liabilities	810,917	777,597	790,517	772,824
Stockholders’ equity	87,486	39,159	83,183	36,656

Performance Ratios
Return on average assets	0.93%	0.75%	0.84%	0.73%
Return on average equity	11.05	18.18	10.21	18.90
Yield on average earning assets (tax equivalent)	4.56	4.16	4.51	4.17
Cost of interest bearing liabilities	1.32	0.85	1.14	0.81
Net interest margin (tax equivalent)	3.45	3.44	3.55	3.47
Efficiency ratio	72.88	80.31	74.98	80.70

Loan Charge-off Data
Loans charged-off	$(143)	$(67)	$(483)	$(700)
Recoveries	547	159	1,415	710
Net recoveries (charge-offs)	$404	$92	$932	$10

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$3,170	$6,509	$5,457	$9,216
Net principal pay-downs	(816)	(1,068)	(2,470)	(4,464)
Charge-offs	(55)	(57)	(265)	(528)
Loans foreclosed and transferred to OREO	—	(130)	(730)	(270)
Loans returned to accrual status	(77)	—	(77)	(199)
Loans placed on nonaccrual during the period	470	515	777	2,014
Nonaccrual loans at end of period	$2,692	$5,769	$2,692	$5,769

Troubled Debt Restructurings (TDRs)
Accruing	$910	$1,226	$910	$1,226
Nonaccrual	700	1,932	700	1,932
Total	$1,610	$3,158	$1,610	$3,158

Other Real Estate Owned (OREO) Activity
OREO at beginning of period	$4,510	$6,318	$4,409	$6,821
Real estate acquired	—	130	730	270
Valuation adjustment write-downs	(260)	(98)	(585)	(98)
Proceeds from sales of properties	(522)	(30)	(876)	(738)
Gain (loss) on sales, net	22	10	72	75
OREO at end of period	$3,750	$6,330	$3,750	$6,330

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Three	Three
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17

Income Statement Data
Interest income	$11,120	$10,585	$10,015	$9,717	$9,446
Interest expense	2,708	2,211	1,834	1,716	1,659
Net interest income	8,412	8,374	8,181	8,001	7,787
Provision (negative provision) for loan losses	(350)	(150)	—	(800)	—
Net interest income after provision	8,762	8,524	8,181	8,801	7,787

Service charges on deposit accounts	608	591	568	636	568
Bank card interchange fees	411	446	401	403	387
Bank owned life insurance income	100	138	99	103	103
Gain (loss) on sales and calls of securities, net	—	(6)	—	293	—
Other	390	178	183	207	266
Non-interest income	1,509	1,347	1,251	1,642	1,324

Salaries & employee benefits	3,893	3,885	3,788	3,657	3,683
Occupancy and equipment	896	880	895	919	836
Professional fees	186	222	205	202	232
Marketing expense	259	308	300	218	364
FDIC insurance	118	139	182	357	356
Data processing expense	281	307	324	325	321
State franchise and deposit tax	282	282	282	281	225
Deposit account related expense	213	221	219	250	222
Other real estate owned expense	271	237	82	1,881	111
Litigation and loan collection expense	61	48	53	58	78
Other	770	876	839	924	889
Non-interest expense	7,230	7,405	7,169	9,072	7,317

Income before income taxes	3,041	2,466	2,263	1,371	1,794
Income tax expense (benefit)	604	483	329	(31,899)	—
Net income	$2,437	$1,983	$1,934	$33,270	$1,794

Weighted average shares – Basic	7,455,316	7,424,742	6,285,420	6,259,864	6,259,864
Weighted average shares – Diluted	7,455,316	7,424,742	6,285,420	6,259,864	6,259,864

Basic earnings per common share	$0.33	$0.27	$0.31	$5.31	$0.29
Diluted earnings per common share	$0.33	$0.27	$0.31	$5.31	$0.29
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17

Assets
Loans	$757,051	$749,234	$729,432	$712,115	$682,511
Allowance for loan losses	(8,634)	(8,580)	(8,526)	(8,202)	(8,977)
Net loans	748,417	740,654	720,906	703,913	673,534
Loans held for sale	—	—	—	70	—
Securities held to maturity	—	—	—	—	41,424
Securities available for sale	184,870	178,896	160,812	152,720	149,797
Federal funds sold & interest bearing deposits	31,761	33,534	30,073	25,966	37,812
Cash and due from financial institutions	5,770	7,013	7,610	8,137	9,557
Premises and equipment	17,027	16,813	16,789	16,789	16,975
Bank owned life insurance	15,551	15,456	15,323	15,229	15,131
FHLB Stock	7,233	7,323	7,323	7,323	7,323
Other real estate owned	3,750	4,510	4,385	4,409	6,330
Deferred taxes, net	30,230	30,623	30,997	31,313	—
Accrued interest receivable and other assets	5,882	5,699	5,886	4,932	5,082
Total Assets	$1,050,491	$1,040,521	$1,000,104	$970,801	$962,965

Liabilities and Equity
Certificates of deposit	$457,239	$435,454	$431,921	$424,235	$445,577
Interest checking	87,407	88,955	92,048	99,383	94,523
Money market	159,499	150,048	150,974	151,388	156,905
Savings	34,320	35,220	35,984	34,632	35,946
Total interest bearing deposits	738,465	709,677	710,927	709,638	732,951
Demand deposits	135,561	136,553	135,984	137,386	133,896
Total deposits	874,026	846,230	846,911	847,024	866,847
FHLB advances	51,591	71,630	26,752	11,797	16,847
Junior subordinated debentures	21,000	21,000	23,025	23,250	23,475
Senior debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	5,662	5,262	5,186	6,057	5,728
Total liabilities	962,279	954,122	911,874	898,128	922,897

Preferred stockholders’ equity	—	—	2,771	2,771	2,771
Common stockholders’ equity	88,212	86,399	85,459	69,902	37,297
Total stockholders’ equity	88,212	86,399	88,230	72,673	40,068
Total Liabilities and Stockholders’ Equity	$1,050,491	$1,040,521	$1,000,104	$970,801	$962,965

Ending shares outstanding	7,456,590	7,454,993	7,409,864	6,259,864	6,259,864
Book value per common share	$11.83	$11.59	$11.53	$11.17	$5.96
Tangible book value per common share	11.83	11.59	11.53	11.17	5.96

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
Quarterly Performance Ratios
Return on average assets	0.93%	0.79%	0.79%	13.75%	0.75%
Return on average equity	11.05	8.97	10.71	318.85	18.18
Yield on average earning assets (tax equivalent)	4.56	4.51	4.45	4.24	4.16
Cost of interest bearing liabilities	1.32	1.13	0.96	0.88	0.85
Net interest margin (tax equivalent)	3.45	3.57	3.63	3.50	3.44
Efficiency ratio	72.88	76.13	76.01	97.03	80.31

Asset Quality Data
Nonaccrual loans	$2,692	$3,170	$4,370	$5,457	$5,769
Troubled debt restructurings on accrual	910	916	922	1,217	1,226
Loan 90 days or more past due still on accrual	—	—	—	1	—
Total non-performing loans	3,602	4,086	5,292	6,675	6,995
Real estate acquired through foreclosures	3,750	4,510	4,385	4,409	6,330
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$7,352	$8,596	$9,677	$11,084	$13,325

Non-performing loans to total loans	0.48%	0.55%	0.73%	0.94%	1.02%
Non-performing assets to total assets	0.70	0.83	0.97	1.14	1.38
Allowance for loan losses to non-performing loans	239.70	209.99	161.11	122.88	128.33

Allowance for loan losses to total loans	1.14%	1.15%	1.17%	1.15%	1.32%

Loans by Risk Category
Pass	$736,193	$720,446	$695,507	$673,033	$633,203
Watch	12,314	19,091	17,938	25,715	35,167
Special Mention	114	115	162	164	598
Substandard	8,430	9,582	15,825	13,203	13,543
Doubtful	—	—	—	—	—
Total	$757,051	$749,234	$729,432	$712,115	$682,511

Loans by Past Due Status
Past due loans:
30 – 59 days	$1,492	$1,134	$6,402	$1,478	$872
60 – 89 days	929	538	472	171	612
90 days or more	—	—	—	1	—
Nonaccrual loans	2,692	3,170	4,370	5,457	5,769
Total past due and nonaccrual loans	$5,113	$4,842	$11,244	$7,107	$7,253

Risk-based Capital Ratios - Company
Tier I leverage ratio	8.91%	8.70%	9.18%	7.11%	5.85%
Common equity Tier I risk-based capital ratio	9.21	8.92	8.98	6.92	5.49
Tier I risk-based capital ratio	10.83	10.41	11.03	8.44	7.31
Total risk-based capital ratio	12.07	11.76	12.56	10.55	10.05

Risk-based Capital Ratios – Limestone Bank
Tier I leverage ratio	9.51%	9.37%	9.31%	8.70%	7.73%
Common equity Tier I risk-based capital ratio	11.56	11.23	11.18	10.35	9.66
Tier I risk-based capital ratio	11.56	11.23	11.18	10.35	9.66
Total risk-based capital ratio	12.60	12.26	12.43	11.61	11.10

FTE employees	215	217	214	217	217

Non-GAAP Financial Measures Reconciliation

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income. The efficiency ratio is calculated by dividing total non-interest expenses as determined under GAAP by net interest income and total non-interest income, but excluding net gains on the sale of securities from the calculation. Management believes this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

	Three Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
Efficiency Ratio	(in thousands)

Net interest income	$8,412	$8,374	$8,181	$8,001	$7,787
Non-interest income	1,509	1,347	1,251	1,642	1,324
Less: Net gain (loss) on securities	—	(6)	—	293	—
Revenue used for efficiency ratio	9,921	9,727	9,432	9,350	9,111
Non-interest expense	7,230	7,405	7,169	9,072	7,317

Efficiency ratio	72.88%	76.13%	76.01%	97.03%	80.31%

	Nine Months Ended
	9/30/18	9/30/17
Efficiency Ratio	(in thousands)

Net interest income	$24,967	$23,116
Non-interest income	4,107	3,762
Less: Net gain (loss) on securities	(6)	(5)
Revenue used for efficiency ratio	29,080	26,883
Non-interest expense	21,804	21,695

Efficiency ratio	74.98%	80.70%

CONTACT:
Limestone Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer